 Exhibit 99.5

ADVISORY SERVICES AGREEMENT

 THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is made as of May 18, 2011 (the “Effective Date”) by and between Sigma Capital Advisors, LLC, a Delaware limited liability company (the “Service Provider”), and DecisionPoint Systems, Inc., a Delaware corporation (the “Company”).

WITNESSETH:

WHEREAS, on May 18, 2011, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with Sigma Opportunity Fund II, LLC (the “Purchaser”) pursuant to which the Purchaser purchased certain securities of the Company upon the terms and subject to the conditions thereof;

WHEREAS, it is a condition to the Purchase Agreement that the Company enter into this Agreement with Service Provider;

WHEREAS, Service Provider, by and through its officers, employees, agents, representatives and affiliates, has expertise in the areas of corporate management, finance, product strategy, investment, acquisitions, governance and other matters relating to the business of the Company;

WHEREAS, the Company desires to avail itself of the expertise of Service Provider in the aforesaid areas.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.           DEFINITIONS.  Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.           APPOINTMENT.  The Company hereby engages Service Provider, and Service Provider hereby agrees under the terms and conditions set forth herein, to provide certain Services to the Company and its Subsidiaries as described in Section 4 hereof.

3.           TERM. The term of the Agreement (the “Term”) shall commence on the Effective Date and shall continue until such time as the Purchaser or any of its affiliates or any successor thereto no longer holds any securities of the Company or its affiliates or any successor thereto.  The provisions of Sections 6(c), 7 and 9 shall survive termination of this Agreement.

4.           DUTIES OF THE SERVICE PROVIDER.  The Service Provider shall provide the Company and its Subsidiaries with business, finance and organizational strategy, advisory, consulting and other services (collectively, the “Services”) related to the business of the Company and its Subsidiaries.  The Services will be provided at such times and places as may reasonably be determined from time to time by the Service Provider.

5.           POWER OF THE SERVICE PROVIDER.  So that they may properly perform their duties hereunder, the Service Provider shall, subject to Section 8 hereof, have the authority and power to do all things necessary and proper to carry out the duties set forth in Section 4 hereof.

6.           COMPENSATION; EXPENSES.

(a)           In consideration of the performance of the Services, on the Effective Date the Company shall pay to Service Provider an amount equal to $150,000 in cash.  In the event that the Merger (as defined in the Note) is not consummated by August 31, 2011, the Company shall issue to Service Provider 200,000 shares of Common Stock.  In the event that the Merger is consummated prior to August 31, 2011, the Company shall pay to Service Provider an additional $80,000 in cash.

(b)           Expense reimbursement relating to jointly agreed upon activities Service Provider undertakes on behalf of the Company shall be itemized and shall not exceed $15,000 annually without the Company’s approval.

(c)           Service Provider may from time to time introduce the Company to potential M&A, joint venture, financing or other business opportunities.  In consideration therefor, the Company will pay to Service Provider at the time of closing of any such transaction a cash finders’ fee equal to 3% of the aggregate consideration received by the Company in any such transaction, including cash, equity securities, debt securities, and any other form of payment made or obligation assumed or retired.  Any non-cash form of consideration shall be deemed to have a value equal to its fair market value at the time of closing as mutually agreed by the parties hereto.  If at the time of Service Provider’s introduction, the Company has a pre-existing relationship or is already engaged in active discussions with the Service Provider introduced entity, then the finders’ fee shall not apply.

7.           INDEMNIFICATION.

(a)  In the event that Service Provider or any of its affiliates, principals, managers, partners, directors, stockholders, employees, agents and representatives (collectively, the “Service Provider Indemnified Parties”) becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Company will indemnify and hold harmless the Service Provider Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of or in connection with this Agreement or the Services, activities and decisions hereunder, and will periodically reimburse Service Provider Indemnified Parties for their expenses as described above, except that the Company will not be obligated to so indemnify any Service Provider Indemnified Party if, and to the extent that, such claims, lawsuits, actions or liabilities against such Service Provider Indemnified Party directly result from the gross negligence or willful misconduct of such Service Provider Indemnified Party as admitted in any settlement by such Service Provider Indemnified Party or held in any final, non-appealable judicial or administrative decision.  In connection with such indemnification, the Company will promptly remit or pay to Service Provider Indemnified Party any amounts which the Service Provider Indemnified Party certifies to the Company in writing are payable to Service Provider Indemnified Party hereunder.  The reimbursement and indemnity obligations of the Company under this Section 7(a) shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Service Provider Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and each Service Provider Indemnified Party.

(b)           In the event that the Company or any of its affiliates, principals, partners, directors, stockholders, employees, agents and representatives (collectively, the "Company Indemnified Parties") becomes involved in any capacity in any action, proceeding or investigation in connection with any matter referred to in or contemplated by this Agreement, or in connection with the Services, the Service Provider will indemnify and hold harmless the Company Indemnified Parties from and against any actual or threatened claims, lawsuits, actions or liabilities (including out-of-pocket expenses and the fees and expenses of counsel and other litigation costs and the cost of any preparation or investigation) of any kind or nature, arising as a result of the gross negligence or willful misconduct of Service Provider, and will periodically reimburse Company Indemnified Parties for their expenses as described above.  In connection with such indemnification, the Service Provider will promptly remit or pay to Company Indemnified Party any amounts which the Company Indemnified Party certifies to the Service Provider in writing are payable to Company Indemnified Party hereunder. The reimbursement and indemnity obligations of the Service Provider under this Section 7(b) shall be in addition to any liability which the Service Provider may otherwise have, shall extend upon the same terms and conditions to any Company Indemnified Party and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Service Provider and each Company Indemnified Party.

8.           INDEPENDENT CONTRACTOR.  Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Service Provider shall be an independent contractor pursuant to this Agreement.  No party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party hereto or to bind any other party hereto to any contract, agreement or undertaking with any third party.

9.           LIABILITY.  The Service Provider is not and never shall be liable to any creditor of the Company or its Subsidiaries or affiliates, and the Company agrees to indemnify and hold each Indemnified Party (as defined in the Investor Rights Agreement) harmless from and against any and all such claims of alleged creditors of the Company and its Subsidiaries or affiliates and against all costs, charges and expenses (including attorneys’ fees and expenses) incurred or sustained by any Indemnified Party in connection with any action, suit or proceeding to which it may be made a party by any alleged creditor of the Company.  Notwithstanding anything contained in this Agreement to the contrary, the Company agrees and acknowledges that Service Provider and its partners, principals, shareholders, directors, officers, employees and affiliates intend to engage and participate in acquisitions and business transactions outside of the scope of the relationship created by this Agreement and they shall not be under any obligation whatsoever to make such acquisitions, business transactions or other opportunities through the Company or any of its Subsidiaries or offer such acquisitions, business transactions or other opportunities to the Company or any of its Subsidiaries and shall be free to perform services similar to the Services for the account of others, including companies that may be in competition with the business conducted by the Company and its Subsidiaries.

10.           ASSIGNMENT.  No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that, notwithstanding the foregoing, Service Provider may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Company.

11.           SUCCESSORS.  This Agreement and all the obligations and benefits hereunder shall inure to, and be binding upon, the successors and permitted assigns of the parties hereto.

12.           COUNTERPARTS.  This Agreement may be executed and delivered by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

13.           ENTIRE AGREEMENT; MODIFICATION; GOVERNING LAW.  The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein.  No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party.  All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

14.           NO THIRD PARTY BENEFICIARIES.  Except as provided in Sections 7 and 9 hereof, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have signed this Advisory Services Agreement as of the day and year first above written.

SIGMA CAPITAL ADVISORS, LLC

By: /s/ Thom Waye

Name:  Thom Waye
Title: Manager

DECISIONPOINT SYSTEMS, INC.

By: /s/ Nicholas R. Toms

Name: Nicholas R. Toms
Title: CEO

By: /s/ Donald Rowley

Name: Donald Rowley
Title: CFO

[Advisory Services Agreement]